Exhibit 10.1

UNIT SALE AND STOCK REPURCHASE AGREEMENT

This UNIT SALE AND STOCK REPURCHASE AGREEMENT (as the same may be amended from time to time in accordance with the terms thereof, this “Agreement”) dated as of the 2nd day of June, 2010, among Artio Global Investors Inc., a Delaware corporation (the “Company”), Richard C. Pell (“Pell”), Rudolph-Riad Younes (“Younes”), the Richard Pell Family Trust (the “Pell Trust”) and the Rudolph-Riad Younes Family Trust (the “Younes Trust” and, together with Pell, Younes and the Pell Trust, the “Unitholders”).

W I T N E S S E T H :

WHEREAS, the Unitholders each hold new class A units (“New Class A Units”) of Artio Global Holdings LLC (“Holdings”) which are exchangeable (each such exchange, an “Exchange”) on a one-for-one basis  for shares of Class A common stock of the Company, par value $0.001 per share (the “Class A Stock”) pursuant to an Exchange Agreement (as the same may be amended from time to time in accordance with the terms thereof, the “Exchange Agreement”) dated September 29, 2009, as amended, by and among the Company, Holdings and the Unitholders;

WHEREAS, prior to or in connection with the Company’s upcoming public offering (the “Offering”) of Class A Stock, (i) the Unitholders will have effected Exchanges (inclusive of the Exchange by each of Pell and Younes of 3,000,000 New Class A Units for 3,000,000 shares of Class A Stock on May 18, 2010) of up to an aggregate of 10,700,000 New Class A Units for an equivalent number of shares of Class A Stock plus any New Class A Units not sold to the Company pursuant to the fourth recital (except, in the case of each of Pell or Younes, such amount less 600,000 New Class A Units), provided that the Unitholders shall not Exchange in the aggregate more than that certain number of New Class A Units separately agreed by the parties hereto in writing, and (ii) Pell, Younes and the Pell Trust will sell (x) a certain number of New Class A Units, and (y) a certain number of Repurchased Shares (as defined below) to the Company pursuant to this Agreement, subject to adjustment in accordance with the fifth recital (the “Contemplated Exchanges and Sales”);

           WHEREAS, the Unitholders are permitted under the terms of the Exchange Agreement to sell (each such sale, a “Tax-Related Sale”) Class A Stock received in connection with each Exchange up to an amount determined pursuant to Section 3.04 of the Exchange Agreement, based on a deemed tax rate which for any given Unitholder may differ from the actual tax rate (such rate, the “Actual Tax Rate”, provided that for the purposes of this Agreement, the Actual Tax Rate will be assumed to be 24%) imposed on the gain recognized in respect of such Unitholder’s Exchanges;

           WHEREAS, in lieu of Tax-Related Sales by the Unitholders to cover taxes payable in connection with the Contemplated Exchanges and Sales, Pell, Younes and the Pell Trust wish to sell to the Company, and the Company wishes to use the net proceeds received by it from the Offering to purchase from such Unitholder, a number of New Class A Units (the “Purchased Units”) equal to the lesser of (i) such Unitholder’s pro rata share of the aggregate number of shares of Class A Stock sold by the Company in connection with the Offering, excluding any Additional Shares (as defined below), set forth opposite such Unitholder’s name on Schedule A hereto, and (ii) all of such Unitholder’s New Class A Units (or, in the case of Pell or Younes, all of such Unitholder’s New Class A Units less 600,000 New Class A Units);

WHEREAS, in the event that the aggregate Purchase Price (as defined below) for any Unitholder’s Purchased Units is less than such Unitholder’s Actual Tax Rate multiplied by the gain recognized in respect of such Unitholder’s Contemplated Exchanges and Sales (the “Actual Tax Amount”), the Company wishes to use the net proceeds received by it from the Offering to repurchase a number of shares of Class A Stock (the “Repurchased Shares”) from such Unitholder equal to the quotient of (x) such Unitholder’s Actual Tax Amount less the aggregate Purchase Price for such Unitholder’s Purchased Units divided by (y) the price (the “Underwriters’ Price”) to be paid per share of Class A Stock by the Underwriters pursuant to the Underwriting Agreement to be entered into in connection with the Offering between the Company and Goldman, Sachs & Co., Inc., as representative of the Underwriters named therein, provided, however, that, to the extent the Pell Trust would be entitled to have the Company repurchase any shares of Class A Stock held by it as described in this recital, such repurchases shall instead be made from Pell; provided, further, that if Pell does not hold a sufficient number of shares of Class A Stock required for all such repurchases, any repurchases in excess of the shares of Class A Stock held by Pell shall be made from the Pell Trust;

WHEREAS, in addition to the purchase of the Purchased Units and Repurchased Shares, the Company wishes to use the net proceeds received by it from any exercise by the Underwriters of the Offering of any option to purchase additional shares of Class A Stock (the “Additional Shares”) to repurchase a number of shares of Class A Stock (the “Repurchased Additional Shares”) from each of Pell and Younes equal to such Unitholder’s pro rata share of the Additional Shares set forth opposite such Unitholder’s name on Schedule B hereto;

WHEREAS, each Unitholder wishes to sell the Purchased Units and any Repurchased Shares and Repurchased Additional Shares held by such Unitholder to the Company on and subject to the terms and conditions hereinafter set forth;

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NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

1.      Sale of the Purchased Units, Repurchased Shares and RepurchasedAdditional Shares.

(a)  Subject to, and immediately after, the completion of the Offering, (i) each Unitholder shall convey, assign and transfer to the Company, and the Company shall purchase from such Unitholder, all such Unitholder’s right, title and interest in and to the Purchased Units held by such Unitholder and, if applicable, any Repurchased Shares and Repurchased Additional Shares held by such Unitholder, including without limitation, in the case of Repurchased Shares and Repurchased Additional Shares (if any), the right to receive any accrued but unpaid dividends with respect to such Repurchased Shares and Repurchased Additional Shares and (ii) in consideration for such Purchased Units, Repurchased Shares and Repurchased Additional Shares, the Company shall pay to such Unitholder a cash purchase price (the “Purchase Price”) per Purchased Unit and per Repurchased Share and per Repurchased Additional Share equal to the Underwriters’ Price, which shall be paid in immediately available funds to the account set forth under such Unitholder’s name on Schedule C hereto.

(b)  The aggregate number of shares of Class A Stock (including all Additional Shares, assuming the full exercise of any option to purchase such Additional Shares) sold by the Company in the Offering shall not exceed the aggregate number of shares of Restricted Class A Shares (as defined in the Exchange Agreement) that Pell and the Pell Trust, on the one hand, and Younes and the Younes Trust, on the other hand, would together have otherwise been permitted to sell in one or more Tax-Related Sales to cover taxes payable in connection with the Contemplated Exchanges and Sales.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to sell any shares of Class A Stock in the Offering at a price that is less than the price per share of Class A Stock that has been delivered in writing to the pricing committee established by the Company’s board of directors in connection with the Offering.

2.      Share Certificates. Upon payment of the aggregate Purchase Price payable to a Unitholder, such Unitholder will (a) deliver to the Company any and all share certificates representing any Repurchased Shares and Repurchased Additional Shares held by such Unitholder, with accompanying stock powers executed in blank or other evidence of transfer reasonably satisfactory to the Company and (b)  surrender to the Company for cancellation any and all share

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certificates representing an aggregate number of shares of Class B common stock of the Company, par value $0.001 per share, equal to the number of Purchased Units being purchased from such Unitholder, with accompanying stock powers executed in blank or other evidence of transfer reasonably satisfactory to the Company.

3.      Representations and Warranties of the Unitholders. Each Unitholder hereby represents and warrants to the Company as follows:

(a)  The Purchased Units, Repurchased Shares and Repurchased Additional Shares held by such Unitholder are being transferred to the Company free and clear of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”), other than those Liens under applicable securities laws and the Holdings LLC Agreement; and

(b)  Such Unitholder is (i) in the case of Pell or Younes, a natural person residing in the State of New York or the State of Connecticut or (ii) in the case of the Pell Trust or Younes Trust, a validly existing grantor retained annuity trust, and in each case has full legal capacity to execute, deliver and perform this Agreement and to perform fully his or its obligations hereunder and to consummate the transactions contemplated hereby.

4.      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.      Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

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6.      Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

7.      Consent to Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

8.      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.      Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.    Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

11.    Amendment; Waiver.  No provision of this Agreement may be amended unless such amendment is approved in writing by the parties hereto.  No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

12.    Offering Closing. This Agreement will automatically terminate and be of no force and effect if the closing of the Offering does not occur on or before August 31, 2010.

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13.    Distributions for Payment of Income Tax.  For the avoidance of doubt, the parties to this Agreement hereby acknowledge and agree that Holdings will distribute to each Unitholder for payment of its Quarterly Estimated Income Tax (as defined in the Holdings LLC Agreement) pursuant to Section 5.02 of the Holdings LLC Agreement (as defined in Section 15) in respect of any New Class A Units heretofore or hereafter Exchanged by such Unitholder pursuant to the Exchange Agreement (the “Exchanged Units”) and/or any Purchased Units sold by such Unitholder pursuant to this Agreement, an amount equal to the product of (a) the amount of the distribution for the applicable calendar quarter that would have been payable in respect of such Exchanged Units and/or Purchased Units if such Unitholder had held such Exchanged Units and/or Purchased Units for the entire calendar quarter, and (b) a fraction, (i) the numerator of which is the actual number of days during such calendar quarter that such Unitholder held such Exchanged Units and/or Purchased Units, and (ii) the denominator of which is the total number of days in such calendar quarter.  If the distributions described in the immediately preceding sentence are not sufficient for payment of a Unitholder’s Annual Income Tax Liability (as defined in the Holdings LLC Agreement) for any calendar year arising from such Unitholder’s ownership of Exchanged Units and/or such Unitholder’s Purchased Units, Holdings shall make additional distributions to such Unitholder pursuant to clause (b) of the first sentence of Section 5.02 of the Holdings LLC Agreement with respect to such calendar year in accordance with the formula set forth in the immediately preceding sentence, mutatis mutandis.

14.    Recitals.  The recitals to this Agreement are hereby incorporated by reference and shall be deemed to be a part of this Agreement.

15.    Consent of Managing Member.  Pursuant to Section 9.01 of the Amended and Restated Operating Agreement of Holdings (as the same may be amended from time to time in accordance with the terms thereof, the “Holdings LLC Agreement”), the Company hereby consents, as Managing Member of Holdings, to the Transfer (as defined in the Holdings LLC Agreement) of the Purchased Units to the Company pursuant to this Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ARTIO GLOBAL INVESTORS INC.

By:	/s/ Frank Harte
Name: Frank Harte
Title: Chief Financial Officer

By:	/s/ Adam Spilka
Name: Adam Spilka
Title: General Counsel and Corporate Secretary

[Signature page to the Unit Sale and Stock Repurchase Agreement]

/s/ Richard C. Pell
RICHARD C. PELL

[Signature page to the Unit Sale and Stock Repurchase Agreement]

/s/ Rudolph-Riad Younes
RUDOLPH-RIAD YOUNES

[Signature page to the Unit Sale and Stock Repurchase Agreement]

RICHARD PELL FAMILY TRUST

By:	/s/ Richard C. Pell
Richard C. Pell
Trustee

J. P. MORGAN TRUST COMPANY OF DELAWARE,
Administrative Trustee of the Richard Pell Family Trust

By:	/s/ Krista Lynn Humble
Name: Krista Lynn Humble
Title: Vice President

  [Signature page to the Unit Sale and Stock Repurchase Agreement]

RUDOLPH-RIAD YOUNES FAMILY TRUST

By:	/s/ Rudolph-Riad Younes
Rudolph-Riad Younes
Trustee

J. P. MORGAN TRUST COMPANY OF DELAWARE,
Administrative Trustee of the Rudolph-Riad Younes Family Trust

By:	/s/ Krista Lynn Humble
Name: Krista Lynn Humble
Title: Vice President

[Signature page to the Unit Sale and Stock Repurchase Agreement]

Schedule A
Pro rata shares of Purchased Units

	Pro rata share	Number of Purchased Units assuming 3,700,000 shares of Class A Stock (excluding Additional Shares) sold in Offering1

Pell and Pell Trust	50.00%	1,850,000 Purchased Units2

Younes	50.00%	1,850,000 Purchased Units

Total:	100.00%	3,700,000 New Class A Units

1 For illustrative purposes only.

2 To be allocated between Pell and the Pell Trust at the time of the sale of the Purchased Units.

Schedule B
Pro rata shares of Repurchased Additional Shares

	Pro rata share	Number of Repurchased Additional Shares assuming 500,000 Additional Shares3

Pell	50.00%	250,000 Repurchased Additional Shares

Younes	50.00%	250,000 Repurchased Additional Shares

Total:	100.00%	500,000 Repurchased Shares

3 For illustrative purposes only.